UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ARCONIC INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Arconic Inc. (the “Company”) made the following communication available to shareholders:

Vote Today! Your Vote Is Important. Keep Arconic Strong. Arconic’s Board Urges You to Vote the NEW WHITE Proxy Card for Our Five Highly Qualied Director Nominees 160 Combined Years of Aerospace and Defense Experience James “Jim” F. Albaugh New Nominee, to join at 2017 Annual Meeting Internationally recognized commercial aerospace executive Former President and CEO, Boeing Commercial Airplanes; Former Member of Boeing’s Executive Council Currently, independent director of American Airlines and Harris Corporation Currently, Chairman of the National Aeronautic Association; Past President of the American Institute of Aeronautics and Astronautics; Past Chairman of the Aerospace Industries Association Amy E. Alving Director since November 2016 Technology leader whose career spans business, government, cybersecurity, defense and academia PhD in Mechanical & Aerospace Engineering Former CTO of Science Applications International Corporation; Former Director, Special Projects Oce at DARPA Successful public company board track record David P. Hess Interim CEO Director since March 2017 Proven aerospace industry leader, with 38 years of industry experience Known for extensive and credible customer relationships across the industry Former EVP and Chief Customer Ocer for Aerospace at United Technologies Corp.; Former President of Pratt & Whitney Ulrich R. Schmidt Director since February 2016 Extensive executive and business experience at the board and CFO level Deep knowledge of the aerospace industry, including as Former EVP and CFO of Spirit Aerosystems Holdings, Inc. and separately, Goodrich Corporation Served as chairman of Precision Castparts Audit Committee Janet C. Wolfenbarger New Nominee, to join at 2017 Annual Meeting First female Four-Star General in U.S. Air Force history Responsible for procurement, science and technology, test and evaluation, logistics and supply chain for the U.S. Air Force, where she oversaw an approximately $60 billion annual budget Background of 35 years as a commissioned ocer in the U.S. Air Force Independent director of AECOM since August 2015 Vote “FOR” all of Arconic’s director nominees on the NEW White proxy card. We encourage shareholders to vote online or by phone today it’s fast and easy.Questions? Please call our proxy solicitor Innisfree M&A Incorporated. (877) 750-5836 (TOLL-FREE from the U.S. and Canada) (412) 232-3651 (from other locations)

Your Vote Is Important! Keep Arconic strong. Vote the NEW WHITE VOTE BY TELEPHONE, INTERNET OR MAIL Proxy Card Today We urge you to discard any BLUE proxy card you might receive from Elliott Management. Remember, only your latest-dated proxy card counts. If you have voted using the Blue proxy card, you have every right to change your vote. Please just vote again TODAY, using the enclosed NEW WHITE proxy card. If you have any questions, please call our proxy solicitor: Innisfree M&A Incorporated (877) 750-5836 (TOLL-FREE from the U.S. and Canada) (412) 232-3651 (from other locations)

The Company posted the following information to its LinkedIn profile (https://www.linkedin.com/company/arconic):

Arconic shareholders: Vote today for our nominees with the NEW WHITE proxy card and keep Arconic Strong. Read more: https://goo.gl/GFcSX ARCONIC’S DIRECTOR NOMINEES ~160 COMBINED YEARS OF AEROSPACE & DEFENSE EXPERIENCE J. Albaugh Former Pres. & CEO, Boeing Commercial Airplanes A. Alving Former CIO, SAIC: Former Direcor, OARPA D. Hess Former EVP, UTC: Former Pres. Pratt & Whitnesy U. Schmidt Former EVP, Spirit **; Former Director, PCC Gen J. Wolfenbarger Ret. Four Star General, U.S. Air Force ARCONIC

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The Company sent the following Tweets under the Twitter handle @arconic (https://twitter.com/arconic):

Arconic @ arconic $ARNC shareholders: Vote today for $SARNC’s nominees with the NEW WHITE proxy card. Read more: goo.gl/GFcgSX ARCONIC’S DIRECTOR NOMINEES ~160 COMBINED YEARS OF AEROSPACE & DEFENSE EXPERIENCE    J. Albaugh Former Pres. & CEO, Boeing Commercial Airplanes A. Alving Former CIO, SAIC: Former Direcor, OARPA D. Hess Former EVP, UTC: Former Pres. Pratt & Whitnesy U. Schmidt Former EVP, Spirit **; Former Director, PCC Gen J. Wolfenbarger Ret. Four Star General, U.S. Air Force ARCONIC ARCONI0043

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The Company posted the following information to the Company’s Facebook page (https://www.facebook.com/arconic):

Arconic

21 mins

Arconic shareholders: Vote today for our nominees with the NEW WHITE proxy card and keep Arconic strong. Read more: https://goo.gl/GFcgSX



ARCONIC'S DIRECTOR NOMINEES
~160 COMBINED YEARS OF AEROSPACE & DEFENSE EXPERIENCE
J. Albaugh
Former Pres. & CEO, Boeing Commercial Airplanes
A. Alving
Former CTO, SAIC; Former Director, DARPA
D. Hess
Former EVP, UTC; Former Pres., Pratt & Whitney
U. Schmidt
Former EVP, Spirit Aerosystems; Former Director, PCC
Gen. J. Wolfenbarger
Ret. Four-Star General, U.S. Air Force

ARCONIC

www.arconic.com

ARCONIC.COM